                                                                  EXHIBIT 10.40C


                                   EXHIBIT C
                                   ---------

                             FORM OF LOAN FACILITY

THIS CONVERTIBLE PROMISSORY NOTE AND LOAN AGREEMENT (THE "NOTE") AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                       ANCHOR PACIFIC UNDERWRITERS, INC.

                CONVERTIBLE PROMISSORY NOTE AND LOAN AGREEMENT

$1,000,000                                                        March 10, 2000

     FOR VALUE RECEIVED, ANCHOR PACIFIC UNDERWRITERS, INC., a Delaware corporation (the "Company"), hereby promises to pay to WARD NORTH AMERICA HOLDING, INC., a California corporation ( "Holder"), or registered assigns, on March 10, 2002, subject to earlier conversion as described below, the principal sum of One Million Dollars ($1,000,000), or such lesser amount as shall equal the unpaid principal amount of the advances made by Holder to the Company pursuant to Section 2 below, and to pay interest from the date of each advance on the whole amount of such advance remaining unpaid at a rate per annum equal to the lesser of (a) ten percent (10.0%) per annum, or (b) the maximum rate permitted by law.

     Interest on each advance shall accrue from the date of such advance, and shall be due and payable quarterly on the first day of each calendar quarter during the term hereof, with all remaining accrued and unpaid interest due and payable at such time as the outstanding principal amount is due or has been converted. All accrued and unpaid interest shall be paid in cash upon the payment in cash of the principal outstanding hereunder or the conversion of this Note as provided herein. Nothing contained in this Note shall require the Company at any time to pay interest at a rate exceeding the maximum rate allowable under California law. Principal and interest shall be payable at the principal office of Holder, located at 610 West Ash Street, Suite 1500, San Diego, California 92101, or at such other place as Holder may designate from time to time in writing to the Company. Interest shall be computed on the basis of the actual number of days elapsed over a 360-day year.

     1.   Other Agreements and Documents.
          ------------------------------

          (a) Purchase Agreement and Related Documents.  This Note is issued
              ----------------------------------------
pursuant to and is entitled to the benefits and subject to the conditions of that certain Securities Purchase Agreement of even date herewith, among the Company and Holder, as the same may be amended from time to time (the "Purchase Agreement").

     In connection with the Purchase Agreement (i) the Company and Holder entered into that certain Investor Rights Agreement of even date herewith, as the same may be amended from time to time (the "Investor Rights Agreement"),
(ii) Holder purchased from the Company certain convertible debentures (the "Debentures"), as described in the Purchase Agreement, (iii) the Company issued to Holder certain warrants to purchase shares of common stock of the Company (the "Debenture Warrants"), as defined in the Purchase

Agreement, and (iv) the Company filed with the Delaware Secretary of State that certain Certificate of Designations of Series A Convertible Preferred Stock (the "Certificate").

          (b) This Note, the Purchase Agreement, the Investor Rights Agreement, the Debentures, the Debenture Warrants, and the Certificate are sometimes collectively referred to herein as the "Transaction Documents".

     2.   Line of Credit Amount and Terms
          -------------------------------

          (a)  Facility Amount.
               ---------------

               (i) During the availability period described below in Section 2(b), Holder will provide a line of credit (the "Facility") to The Company. The amount of the Facility (the "Commitment") is $1,000,000.

               (ii) All or a portion of the Facility shall be made available as needed. Each advance shall be made available to the Company within three
     (3) Business Days following the Company's request therefor in accordance with Section 2(c).

          (b)  Availability Period. The Facility is available commencing on the
               -------------------
date this Convertible Promissory Note and Loan Agreement is signed by the parties hereto and ending on March 10, 2002 (the "Expiration Date"), so long as no Event of Default (as defined below), or event or condition with the giving of notice or passage of time or both would constitute an Event of Default shall have occurred and is continuing.

          (c)  Requests for Advances.  Each request for an advance must be in
               ---------------------
writing and received by Holder at least three (3) Business Days prior to the Business Day of the requested advance.

          (d)  Business Days.  Unless otherwise provided in this Agreement, a
               -------------
Business Day is a day other than a Saturday or a Sunday on which commercial banks are open for business in California. All payments and disbursements which would be due on a day which is not a Business Day will be due on the next Business Day. All payments received on a day which is not a Business Day will be applied to the credit of the Company on the next Business Day.

          (e)  Taxes.  Payments made by the Company to Holder will be made
               -----
without deduction of withholding or similar taxes. If the Company is required to pay such taxes, the Company will pay such taxes in addition to the amounts due to Holder under this Agreement. If the Company fails to make such tax payments when due, the Company indemnifies Holder against any liability for such taxes, as well as for any related interest, expenses, additions to tax, or penalties asserted against or suffered by Holder with respect to such taxes.

          (f)  Condition to Each Advance.  Before each advance under the
               -------------------------
Facility, including the first:

               (i) the Company must furnish Holder with a request for an advance as contemplated by Section 2(c);

               (ii) each representation and warranty set forth in the Purchase Agreement shall be true and correct in all material respects as if made on the date of such advance;

               (iii) no material adverse change in the operations, business or condition (financial or otherwise) of the Company and its subsidiaries shall have occurred from that existing as of March 1, 2000; and

               (iv) no Event of Default, or event or condition with the giving of notice or passage of time or both would constitute an Event of Default shall have occurred and be continuing on the date of such advance.

     Each request for an advance shall be deemed a representation and warranty by the Company that the conditions referred to in clauses (ii), (iii) and (iv) above have been met.

          (g)  Required Advance.  Notwithstanding the foregoing, the Holder
               ----------------
shall have the right, at any time, to require the Company to accept an advance equal to the remaining unadvanced amount of the Facility.

          (h)  Application of Payments.  Payments by the Company hereunder shall
               -----------------------
be applied as follows: first, to the payment of expenses due hereunder; second,
                       -----                                            ------
to the payment of interest accrued on this Note; and third, to the payment of
                                                     -----
the outstanding principal balance of advances made hereunder, in the order such advances were borrowed.

     3.   Default.  If any of the following events (hereafter called "Events of
          -------
Default") shall occur:

          (a) If the Company shall default in the payment of any principal or interest due under this Note when the same shall become due and payable, whether at maturity or by acceleration or otherwise; or

          (b) If the Company shall make a general assignment for the benefit of creditors; or

          (c) If the Company shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or other applicable federal, state or other statute, law or regulation, or shall file any answer admitting the material allegation of a petition filed against the Company in such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company of all or any substantial part of the properties of the Company, or the Company shall commence the winding up or the dissolution or liquidation of the Company; or

          (d) If, within sixty (60) days after a court of competent jurisdiction shall have entered an order, judgment or decree approving any complaint or petition against the Company seeking reorganization, dissolution or similar relief under the present or any future federal bankruptcy act or other applicable federal, state or other statute, law or regulation, such order, judgment or decree shall not have been dismissed or stayed pending appeal, or if, within sixty (60) days after the appointment, without the consent or acquiescence of the Company, of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated or stayed pending appeal, or if, within sixty (60) days after the expiration of any such stay, shall not have been vacated; or

          (e) If the Company should breach any of the covenants, representations, warranties, terms or conditions contained in this Note (other than as provided in paragraphs (a), (b), (c), (d), (f), (g), (h) or (i) of this Section), any of the other Transaction Documents, or in any statement or certificate at any time given or made to Holder pursuant thereto or in connection therewith, and, if such breach is of a type that is curable, such breach is not cured within fifteen (15) days after the Company becomes aware of such breach; or

          (f) If the Company should fail to pay when due any amount due under any of the Transaction Documents; or

          (g) If the Company shall fail to pay when due (whether upon acceleration or otherwise) and after passage of any applicable notice and cure periods, any payment due with respect to indebtedness for borrowed money having an aggregate principal amount of more than $50,000 when due; or

          (h) If the Company shall fail to comply with (i) any agreement pursuant to which the Company shall be liable for an amount in excess of $50,000 upon any default thereof, or (ii) any indenture, mortgage, deed of trust, or other agreement binding on it or affecting its properties, and in any such case such failure continues after the applicable grace or notice period, if any, specified in such agreement on the date of such failure; or

          (i) If any judgment, writ, warrant or attachment or execution or similar process which calls for payment or presents liability in excess of $50,000 shall be rendered, issued or levied against the Company or its property and such process shall not be waived, stayed, vacated or fully bonded within thirty (30) days after its issuance or levy, unless such judgment is covered by insurance and the insurer has acknowledged coverage in writing with respect thereto;

then, and in each and every such case, Holder may by notice in writing to the Company declare all amounts under this Note to be forthwith due and payable (except that, in the case of an Event of Default under either Section 3(c) or Section 3(d), this Note shall become immediately due and payable without notice) and thereupon the balance shall become so due and payable, without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived.

     4.   Conversion.  Subject to and upon compliance with the provisions of
          ----------
this Section 4, at the option of Holder, at any time or from time to time, this Note may be converted, in whole or in part, into shares of Series A Preferred Stock of the Company by the surrender of this Note in the manner specified in
Section 4(a) below. The number of shares of Series A Preferred Stock into which this Note shall be convertible shall equal the principal amount of the Note being converted divided by the "Conversion Price" (as hereinafter defined). The Conversion Price shall initially be $4.5045 per share, and shall be subject to adjustment pursuant to Section 4(b) below.

          (a)  Mechanics of Conversion.  Before Holder shall be entitled to
               -----------------------
convert this Note, Holder shall surrender this Note, duly endorsed, at the Company's principal corporate office, together with written notice of Holder's election to convert the same, and shall state therein the name or names in which the certificate or certificates for shares of Series A Preferred Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver to Holder, or to the nominee or nominees of Holder, a certificate or certificates for the number of shares of Series A Preferred Stock to which Holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Note to be converted, and the person or persons entitled to receive the shares of Series A Preferred Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Series A Preferred Stock as of such date. If this Note is converted in part, this Note must be converted for a number of whole shares of Series A Preferred Stock and Holder shall be entitled to receive a new Note covering the remaining principal amount in respect of which this Note has not been converted. Upon such surrender of this Note, the Company will issue a certificate or certificates in the name of Holder for the largest number of whole shares of Series A Preferred Stock to which Holder shall be entitled and, if this Note is converted in whole, in lieu of any fractional share of Series A Preferred Stock to which Holder shall be entitled, cash equal to the remaining amount due hereunder. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of Holder, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person or persons entitled to receive the shares of Series A Preferred Stock or Common Stock, as applicable, issuable upon conversion of this Note shall not be deemed to have converted this Note until immediately prior to the closing of such sale of securities.

          (b)  Conversion Price Adjustments for Certain Dilutive Issuances,
               ------------------------------------------------------------
Splits and Combinations.  The Conversion Price shall be subject to adjustment
-----------------------
from time to time as follows:

               (i) In the event the Company should at any time or from time to time after the date of execution of this Convertible Promissory Note and Loan Agreement (the "Effective Date") fix a record date for the effectuation of a split or subdivision of the outstanding shares of Series A Preferred Stock or the determination of holders of Series A Preferred Stock entitled to receive a dividend or other distribution payable in additional shares of Series A Preferred Stock, Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Series A Preferred Stock or Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Series A Preferred Stock, Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of shares of Series A Preferred Stock issuable on conversion of this Note shall be increased in proportion to such increase of the aggregate of shares of Series A Preferred Stock and Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

               (ii) If the number of shares of Series A Preferred Stock outstanding at any time after the Effective Date is decreased by a combination of the outstanding shares of Series A Preferred Stock, then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Series A Preferred Stock issuable on conversion of this Note shall be decreased in proportion to such decrease in outstanding shares of Series A Preferred Stock.

          (c)  Other Distributions.  In the event the Company shall declare a
               -------------------
distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(b)(i), then, in each such case for other purposes of this Section 4(c), Holder shall be entitled to a proportionate share of any such distribution as though they were the holder of the number of shares of Series A Preferred Stock of the Company into which this
Note is convertible as of the record date fixed for the determination of the holders of Series A Preferred Stock of the Company entitled to receive such distribution in respect of shares of Series A Preferred Stock.

          (d)  Recapitalizations.  If at any time or from time to time there
               -----------------
shall be a recapitalization of the Series A Preferred Stock (other than a subdivision, combination or merger or sale of assets transaction or like transaction provided for elsewhere in this Section 4), provision shall be made so that Holder shall thereafter be entitled to receive upon conversion of the Note the number of shares of stock or other securities or property of the Company, or otherwise, to which a holder of Series A Preferred Stock would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of Holder after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Notes) shall be applicable after that event as they were before as nearly equivalent as may be practicable.

          (e)  No Impairment.  The Company will not, by amendment of its
               -------------
Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of Holder against impairment.

          (f)  Certificate as to Adjustment.  Upon the occurrence of each
               ----------------------------
adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and cause its chief financial officer to verify such computation and prepare and furnish to Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of Holder, furnish or cause to be furnished to Holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Series A Preferred Stock and the amount, if any, of other securities and/or property which at the time would be receivable upon the conversion of the Note. Such certificate shall set forth in reasonable detail such facts as may be necessary to show the reason for and manner of computing such adjustment. If demanded by Holder, the Company shall provide Holder a verification or confirmation of the calculation of such adjustment signed by an independent certified public accountant, which may be the firm of independent certified public accountants servicing the Company.

          (g)  Notices of Record Date.  In the event of any taking by the
               ----------------------
Company of a record of the holders of any class of securities for the purpose of determining if Holder is entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to Holder, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          (h)  Taxes on Conversion.  The issue of share certificates on
               -------------------
conversion of this Note shall be made without charge to Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of Holder, and the Company shall not be required to issue or deliver any certificate in respect of such shares unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          (i)  Reservation of Conversion Securities.  The Company agrees that it
               ------------------------------------
will use its best efforts to have its stockholders authorize, and once so authorized it will at all times have authorized and reserved, and will keep available, solely for issuance or delivery upon the conversion of this Note, the shares of Series A Preferred Stock and other securities and properties as from time to time shall be receivable upon the conversion of this Note, and the shares of Common Stock issuable upon conversion of the Series A Preferred Stock.

          (j)  No Rights as Stockholders.  Prior to the conversion of this Note,
               -------------------------
Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any pre-emptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein or in the Purchase Agreement or as otherwise agreed.

     5.   Merger, Consolidation.
          ---------------------

          (a)  Acceleration on Merger, Consolidation.  In the event of (i) any
               -------------------------------------
consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization in which the Company shall not be the continuing or surviving entity, or any transaction or series of related transactions by the Company in which in excess of 50% of the Company's voting power is issued for the purpose of combining with or acquisition by one or more corporations or other entities or persons; or (ii) a sale, conveyance or disposition of all or substantially all of the assets of the Company, then, at the election of Holder made by written notice given to the Company, the principal and accrued interest on this Note shall be due and payable at the closing of any such transaction.

          (b)  Notices.  The Company shall give Holder written notice of such
               -------
impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 5 and the Company shall thereafter give Holder prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Company has given the first notice provided for herein or sooner than ten (10) days after the Company has given the notice provided for herein of any material changes.

     6.   Transfer.  Subject to the restrictions and limitations set forth in
          --------
the Purchase Agreement, upon surrender of this Note for transfer or exchange, a new Note or new Notes of the same tenor, dated the date to which interest has been paid on the surrendered Note and in an aggregate principal amount equal to the unpaid principal amount of the Note so surrendered, will be issued to and registered in the name of the transferee or transferees. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payments and for all other purposes.

     7.   Prepayment of Note.  This Note may not be pre-paid by the Company
          ------------------
without the express written consent of Holder.

     8.   Notices.  Any notices and other communications required or permitted
          -------
in this Agreement shall be effective if in writing and delivered personally or sent by telecopier, Federal Express, or registered or certified air mail, postage prepaid, addressed as follows:

     If to the Company, addressed to:

          Anchor Pacific Underwriters, Inc.
          1800 Sutter Street, Suite 400
          Concord, California 94520
          Attention: James R. Dunathan, President & Chief Executive Officer

     If to Holder, addressed to:

          Ward North America Holding
          610 West Ash Street, Suite 1500
          San Diego, California 92101
          Attention: Jeffrey S. Ward, President & Chief Executive Officer

     Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date delivered, if delivered personally,
(b) two (2) business day after being sent by Federal Express, if sent by Federal Express, (c) one (1) business day after being delivered, if delivered by telecopier, and (d) three (3) business days after being sent, if sent by registered or certified air mail. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

     9.   Amendment, Waiver Etc.  The terms of this Note may be amended or
          ----------------------
waived only upon the written consent of the Company and Holder.

     10.  Waivers.  The Company hereby waives diligence, presentment for
          -------
payment, demand, protest, notice of non-payment, notice of dishonor, notice of protest, and any and all other notices and demands whatsoever. The Company agrees to remain bound until all principal and interest payable hereunder are paid in full, notwithstanding any extensions or renewals granted with respect to this Note or the release of any party liable hereunder. The Company, and any and all endorsers hereof, also waive the right to plead any and all statutes of limitations as a defense to any demand on this Note or any and all obligations or liabilities arising out of or in connection with this Note, to the fullest extent permitted by law.

     11.  No Waiver by Holder.  Any delay or omission on the part of Holder to
          -------------------
exercise any of its rights or remedies hereunder, including, without limitation, the right to accelerate amounts owing under this Note, shall not be deemed a continuing waiver of that right or remedy or any other right or remedy of Holder in respect thereof. The acceptance by Holder of any payment pursuant to the terms of this Note which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of Holder's rights or remedies under this Note at that time or at any subsequent time or nullify any prior exercise of any such rights or remedies without the express written consent of Holder, except as and to the extent otherwise provided by law.

     12.  Costs of Enforcement.  If the Company fails to pay any amounts due
          --------------------
hereunder when due, or if an Event of Default occurs under this Note, then the Company shall pay all costs of enforcement and collection, including, without limitation, reasonable attorneys' fees and costs, whether or not enforcement and collection includes the filing of a lawsuit, and whether or not that lawsuit is prosecuted to judgment.

     13.  Binding Nature.  The provisions of this Note shall be binding upon and
          --------------
inure to the benefit of the respective successors and assigns of the Company and Holder.

     14.  Usury Savings.  The Company and Holder intend to contract in
          -------------
compliance with all state and federal usury laws governing the loan evidenced by this Note. Both parties agree that none of the terms of this Note or any other agreement between the Company and Holder shall be construed as a contract for or a requirement to pay interest under this Note at a rate in excess of the maximum interest rate, or in an amount that exceeds the maximum amount of interest, allowed by any applicable state or federal usury laws. If Holder receives sums which constitute interest that would increase the effective interest rate or the amount of interest received on this Note to a rate or an amount in excess of that permitted by any applicable law, then all such sums constituting interest in excess of that permitted to be paid under applicable law shall at Holder's option either be credited to the payment of principal or returned to the Company. The provisions of this Paragraph control the other provisions of this Note and any other agreement between the Company and Holder.

     15.  Assignment.  This Note is not assignable or transferable by the
          ----------
Company.

     16.  Governing Law.  This Note shall be governed by and construed under the
          -------------
laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

     17.  Jurisdiction; Venue.  Each party hereto agrees that all actions or
          -------------------
disputes arising directly or indirectly as a result or in consequence of this Agreement, shall be instituted and litigated only in courts having situs in San Diego County and the United States District Court for the Southern District of California, and the Company and Holder each hereby consent to the exclusive jurisdiction and venue of any state or federal court located and having its situs in San Diego County.

     18.  WAIVER OF RIGHT TO TRIAL BY JURY.  EACH PARTY HERETO KNOWINGLY AND
          --------------------------------
WILLINGLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR DISPUTE ARISING DIRECTLY OR INDIRECTLY AS A RESULT OR IN CONSEQUENCE OF THIS NOTE, AND AGREES THAT ANY SUCH ACTION OR DISPUTE SHALL BE HEARD BEFORE A JUDGE ONLY.

     19.  Severability.  All provisions hereof are severable.  If any provision
          ------------
hereof is declared invalid for any reason, that invalidity shall not affect any other provision of this Note, all of which shall remain in full force and effect.


     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                   ANCHOR PACIFIC UNDERWRITERS, INC.

                                   By: /s/ James R. Dunathan
                                       ----------------------------------
                                       James R. Dunathan, President & CEO


AGREED (as to Section 2):

WARD NORTH AMERICA HOLDING, INC.


By: /s/ Jeffrey S. Ward
    ----------------------------------
    Jeffrey S. Ward, President and CEO